UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 6, 2010, the Corporation filed a Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission therein reporting the Corporation’s entering into a limited waiver with Graystone Tower Bank. This Amendment No. 1 to the Original Form 8-K corrects typographical errors related to the Bank’s capital ratios as of March 31, 2010, as listed in its Call Report. Except as described above, no other changes have been made to the Original Form 8-K.

Items 1.01.            Entry into a Material Definitive Agreement.

On May 5, 2010, First Chester County Corporation (the “Corporation”) and Graystone Tower Bank (“Graystone”) entered into a limited waiver (the “Waiver”) of Sections 5.07 and 5.08(b) of that certain loan agreement (“Loan Agreement”) entered in connection with a loan from Graystone to the Corporation dated as of November 20, 2009.

Section 5.07 of the Loan Agreement requires the Corporation and First National Bank of Chester County (the “Bank”) to remain in compliance with any formal or informal regulatory enforcement action or guidance, including, without limitation, to the extent compliance is required as of a particular date, the Regulatory Letters (as defined in the Loan Agreement). Additionally, Section 5.08(b) of the Loan Agreement requires the Corporation and the Bank to have sufficient capital to satisfy all applicable regulatory requirements in order to be considered well capitalized by regulatory authorities, and in order to satisfy any additional requirements imposed by formal or informal regulatory action.

As previously disclosed, on November 4, 2009, the Office of the Comptroller of the Currency (the “OCC”) issued a letter to the Bank requiring that the Bank achieve and maintain, by December 31, 2009, a Tier 1 leverage capital ratio of not less than 8%, a Tier 1 risk-based capital ratio of not less than 10%, and a total risk-based capital ratio of not less than 12% (the “OCC Letter”). As disclosed on the Bank’s Call Report filed with the OCC on April 30, 2010, the Bank’s Tier 1 leverage capital ratio as of March 31, 2010 was 7.83%, which was below the threshold required by the OCC Letter. The Bank’s Tier 1 risk-based and total risk-based capital ratios were 11.40% and 12.68%, respectively, which were both above the thresholds required by the OCC Letter.

Pursuant to Section 8.01of the Loan Agreement and subject to the limitations contained in the Waiver, Graystone has provided a waiver of the Bank’s obligation to maintain a Tier 1 leverage capital ratio of at least 8% as of March 31, 2010, pursuant to Section 5.07 and Section 5.08(b) of the Loan Agreement. However, the Waiver is conditioned on the Bank maintaining, at all times while this Waiver is in effect, a Tier 1 leverage capital ratio of at least 7.75% (the “Waiver Condition”). The Waiver will automatically terminate upon the earlier of the submission of the Bank’s Report of Condition and Income (the “Call Report”) for the quarter ended June 30, 2010 with the Federal Deposit Insurance Corporation, or July 30, 2010.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Waiver. The Waiver is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.              Other Events.

The information relating to the OCC Letter and the Bank’s non-compliance with the Tier 1 leverage capital ratio is incorporated herein by reference to Item 1.01 above.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Limited Waiver, dated May 5, 2010, by and between First Chester County Corporation and Graystone Tower Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 6, 2010.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2010	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
	Name:	John A. Featherman, III
	Title:	Chairman, President and Chief Executive Officer